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                                                                   EXHIBIT 10.1

                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made as of April 10, 1996, by and among HGI REALTY, INC. (the "Corporation"), HORIZON/GLEN OUTLET CENTERS LIMITED PARTNERSHIP (the "Operating Partnership") (the Corporation and the Operating Partnership collectively referred to herein as the "Company"), and JEFFREY A. KERR (the "Employee").


                             W I T N E S S E T H :

         WHEREAS, the Company has determined to employ the Employee as Chairman of its Board of Directors, President and Chief Executive Officer; the Employee wishes to accept such employment; and the Company and the Employee wish to provide herein the terms of the Employee's employment;

         WHEREAS, the Corporation is the general partner of the Operating Partnership;

         WHEREAS, the Company presently owns and operates manufacturer outlet shopping centers throughout the United States;

         WHEREAS, the Company owns or has options to acquire sites for and currently plans to develop several new centers and expansions of existing and new centers;

         WHEREAS, the Company intends to pursue an aggressive development strategy in order to take advantage of growth opportunities in the industry by opening new manufacturer outlet centers in markets throughout the continent of North America; and

         WHEREAS, the economics of the manufacturer outlet center industry are such that the establishment by the Employee of an outlet center would significantly impede the Company from opening a center within the same geographic region serviced by the Employee's center;

         NOW, THEREFORE, IT IS AGREED THAT:

         1. Agreement of Employment; Effective Date. The Company agrees to employ the Employee, and the Employee agrees to serve the Company, as Chairman of its Board of Directors, President and Chief Executive Officer, upon the terms and conditions hereinafter set forth. Such employment shall become effective on the date hereof (the "Effective Date").

         2. Term. The employment of the Employee under this Agreement shall be for a term ending on July 14, 1998; provided, however, that the Employee may elect to extend such term to July 14, 1999 upon written notice to the Company of such extension at least sixty (60) days prior to July 14, 1998.





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Such period of employment, as from time to time extended as provided for in this Paragraph 2, is hereinafter referred to as the "Term."

         3. Duties. During the Term, the Employee shall perform the duties of Chairman of the Corporation's Board of Directors, President and Chief Executive Officer, as set forth in the By-Laws of the Corporation as in effect from time to time. The Company agrees that it will assign to the Employee only those duties of the type, nature and dignity normally assigned to one of the two most senior executive officers of business organizations of the size and nature of the Company. The Board of Directors of the Corporation has elected the Employee as Chairman of its Board of Directors, President and Chief Executive Officer. The Employee agrees to devote substantially all of his business time to the operation of the Company's business, provided that the Employee may engage in other business activities that do not contravene the Employee's covenants set forth in Paragraph 10 hereof and do not materially interfere with the performance of the Employee's duties hereunder.

         4. Compensation of Employee. For the services rendered by the Employee to the Company under this Agreement, the Company shall compensate the Employee as follows:

                 (a) Base Salary and Bonus. The Company shall pay the Employee for his services an annual salary of $350,000 (the "Base Salary"), payable in accordance with the payroll practices of the Company applicable to all employees, plus such other amounts as may be awarded to the Employee under any incentive, bonus, stock option or other compensation plan adopted by the Corporation's Board of Directors or the Operating Partnership, less Social Security taxes and withholding taxes for which the Employee is obligated and less any other taxes that may be lawfully levied by any governmental authority which the Company may be required by law from time to time to withhold. The Employee shall be eligible each year for such additional compensation as may be awarded to him by the Compensation Committee of the Board of Directors of the Corporation. The Employee's Base Salary may be increased by the Corporation's Board of Directors from time to time but may not be decreased without the Employee's prior written consent.

                 (b) Employee Benefits. The Employee shall be entitled to receive, on the same basis as other executive personnel of the Company, group employee benefits such as sick leave, vacation, holidays, group disability and health, life, and accident insurance and similar indirect compensation which the Company may from time to time extend to its executive personnel. In addition, the Employee shall be eligible to participate in any compensation, profit-sharing, bonus, stock option, participation or extra compensation plan, pension, or other so-called "fringe" benefits which the Company may from time to time provide for its executive personnel generally. Without limiting the generality of the foregoing, the Employee shall be offered any benefit that the Company provides to executive officers of the Company generally.

         (c) Automobile. The Employee shall be entitled, at no cost to the Employee, to the continued use of the automobile presently furnished to him by the Company and, upon the expiration of the lease





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thereof, to a comparable new automobile to be chosen by the Employee.  The
Company shall bear all taxes, insurance, operating and maintenance expenses with respect thereto.

         5. Office. During the Term, the Company shall, at its expense, maintain an office for the Employee, which office and workspace shall be the Employee's office immediately prior to the Effective Date, or an office and workspace of comparable quality at a location mutually acceptable to the Employee and the Company.

         6. Reimbursement. The Company shall reimburse the Employee for the reasonable expenses incurred by him in connection with the performance of his duties hereunder, including but not limited to, travel and entertainment expenses, for which the Employee shall account to the Company in a manner sufficient to conform to Internal Revenue Service requirements. Employee shall furnish the Company with such records and receipts as are required to substantiate such expenses in accordance with Company policy.

         7.  Death or Disability.

         (a) If the Employee dies during the Term, the Employee's legal representative shall be entitled to receive from the Company (i) such payment as provided to the legal representatives of Company executives generally under the Company's personnel policies in effect at the time of death; and (ii) all other employee benefits that were earned by the Employee or had vested as of the date of the Employee's death.

         (b) If, during the Term, the Employee suffers an illness or incapacity constituting the "permanent disability" of Employee, Employee shall be entitled to receive (i) such disability benefits as are paid to executive officers generally under the policies of the Company in effect at the time of the termination of this Agreement; and (ii) and other employee benefits that were earned by the Employee or had vested as of the date of the Employee's death. For the purposes hereof, "permanent disability" shall mean any illness, injury or infirmity which renders or is reasonably expected to render Employee unable to perform his duties hereunder for a period of one hundred and eighty
(180) consecutive days or for periods aggregating two hundred and forty (240) days within a three hundred and sixty (360) day period.

         In the event the Company and Employee do not agree that Employee is suffering from a permanent disability, then the Board of Directors and Employee (or Employee's representative if Employee is unable to act) shall together select a licensed physician who shall, within thirty (30) days from the date upon which he or she is selected, make a conclusive determination as to whether or not Employee is suffering from a permanent disability. In the event that the parties are unable to agree upon the selection of a physician, Employee (or Employee's representative if Employee is unable to act) and the Company shall each separately select, within fifteen (15) days from the date such disagreement arises, a licensed physician. Together, the physicians so selected shall designate a third licensed




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physician who shall, within fifteen (15) days from the date of his selection, make the conclusive determination as to whether or not Employee is suffering from a permanent disability.

         8.  Termination.

         (a) Termination for Cause. The Board of Directors of the Corporation may terminate the employment of the Employee hereunder if the Employee during the Term (i) commits an act of fraud with respect to the Company, (ii) is convicted of any felony, (iii) continually fails to substantially perform his duties under Paragraph 3 hereof (other than any such failure resulting from a material breach of the obligations of the Company under Paragraph 3 hereof or the disability of the Employee or any such failure occurring after any of the events constituting "Good Reason" hereunder has occurred) for a period of thirty (30) days after receipt by the Employee of a written demand for substantial performance has been delivered by the Board of Directors of the Corporation to the Employee, which written demand specifically identifies in reasonable detail the manner in which the Company believes that the Employee has not substantially performed his duties hereunder, or (iv) the material breach by the Employee of any of his obligations under Paragraphs 10 or 11 hereof and the failure of the Employee to correct such breach within thirty
(30) days after the receipt by the Employee of a written notice from the Board of Directors of the Corporation specifying in reasonable detail the nature of such breach. Termination pursuant to this Paragraph 8(a) shall be herein referred to as a "Termination for Cause." Notwithstanding the foregoing, a Termination for Cause shall not be effective unless and until the Employee has received reasonable notice setting forth the reasons for the Company's intention to terminate him pursuant to this Paragraph 8(a), the Employee has had an opportunity, together with his counsel, to be heard before the full Board of Directors of the Corporation and to submit any materials or information to the Board of Directors that he views appropriate, and the Board of Directors has issued a finding that, in the good faith opinion of a majority of the Board of Directors, the Employee's conduct has established a sufficient basis for a Termination for Cause. Upon a Termination for Cause, the Company shall have no further obligation to pay the Employee's Base Salary or to provide any other employee benefits hereunder except for any Base Salary or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination. Notwithstanding anything to the contrary herein, during the Term, the Company shall have no right to terminate the employment of the Employee hereunder except pursuant to this Section 8(a).

         (b) Termination by Employee. The Employee may terminate his employment hereunder by providing the Company with a written notice of termination at least one hundred eighty (180) days prior to the effective date of such termination in the case of a termination other than for Good Reason (as defined below) or sixty (60) days prior to the effective date of such termination in the case of a termination for Good Reason. If the Employee terminates his employment under this Paragraph 8(b) other than for Good Reason, the Company shall have no further obligation to pay the Employee's Base Salary or to provide any other employee benefits hereunder except for any Base Salary or other benefits that have fully accrued and vested but not been paid as of the effective date of such termination. If the Employee terminates his employment under this Paragraph 8(b) for Good Reason (a "Termination for Good Reason"), the Company's sole obligations hereunder shall be to (i) pay the Employee any Base





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Salary and other benefits that have fully accrued and vested but not been paid as of the effective date of such termination, (ii) pay the Employee any incentive payments provided by any compensation plan applicable to the Employee for the then current calendar year and (iii) to make the severance payments described in Paragraph 9 hereof.

As used herein, "Good Reason" shall mean the occurrence of any of the following:

                   (i) the breach by the Company of any of its agreements set forth in Paragraph 3 hereof; or

                  (ii) the failure of the Employee to be reelected as Chairman of the Corporation's Board of Directors, President and Chief Executive Officer.

         9. Severance Payments. Within thirty (30) days after the effective date of a Termination for Good Reason pursuant to Paragraph 8(b) hereof, the Company shall pay to the Employee a lump sum amount, without discount, of One Million Dollars ($1,000,000).

         10.  Competition.

         (a) In consideration of the Corporation's agreement to employ the Employee as Chairman of its Board of Directors, President and Chief Executive Officer, the Employee hereby agrees that during the Noncompete Period (as defined below), without the prior written approval of the Company, the Employee shall not, directly or indirectly, (i) enter into or in any manner take part in any manufacturer outlet shopping center business, either individually or as an officer, director, employee, agent, consultant, partner, investor (excluding passive investments not aggregating more than five percent (5%) of any such entity's total outstanding voting securities), principal or otherwise, in the continent of North America other than through any partnerships owning phases of manufacturer outlet shopping centers as to which, on the Effective Date, the Operating Partnership is a limited but not general partner; (ii) solicit, divert, take away or enter into any leases or the like with, or attempt to solicit, divert, take away or enter into any leases or the like with, any party or its Affiliates which during the term of Employee's employment hereunder leases space at a factory outlet center owned by the Company or Affiliate of the Company, or which leased space or which an Affiliate thereof leased space at a factory outlet center within two (2) years immediately prior to the date of the termination of Employee's employment hereunder, wherever located in the continental United States; or (iii) solicit, attempt to solicit, advise, hire for employment or engage, any person who is an employee or agent of the Company or an Affiliate of the Company as of the date of the termination of Employee's employment hereunder, or who was an employee or agent of the Company or any Affiliate of the Company within six (6) months immediately prior to the date of the termination of Employee's employment hereunder.

         As used herein, "Noncompete Period" shall mean the period commencing on the Effective Date and ending on the earlier of (i) the first anniversary of the last day of the Term, (ii) the first anniversary of the effective date of a Disability Termination, Termination for Cause or a termination pursuant to





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Paragraph 8(b) hereof other than a Termination for Good Reason, or (iii) the effective date of a Termination Without Cause, a Termination for Good Reason or a Change in Control Termination (as defined below).

         As used herein, "Affiliate" shall mean with respect to any referenced Person, (i) any Person who directly or indirectly owns, controls or holds the power to vote ten percent (10%) or more of the outstanding voting securities of the Person in question; (ii) any Person ten percent (10%) or more of whose outstanding securities are directly or indirectly owned, controlled by, or held with power to vote by the Person in question; (iii) any Person directly or indirectly controlling, controlled by, or under direct common control with the Person in question; (iv) if the Person in question is a corporation, any executive officer or director of such Person or of any corporation directly or indirectly controlling such Person; and (v) if the Person in question is a partnership, any general partner of the partnership or any limited partner owning or controlling ten percent (10%) or more of either the capital or profits interest in such partnership. As used herein, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. "Person" shall mean any individual, partnership, corporation, trust or other entity.

         (b) The Employee acknowledges that, as a key management employee, the Employee will be involved, on a high level, in the development, implementation and management of the Company's national business strategies and plans, including those which involve the Company's finances, research, marketing, planning, operations, industrial relations and property acquisitions. By virtue of the Employee's unique and sensitive position and special background, employment of the Employee by a competitor of the Company represents a serious competitive danger to the Company, and the use of the Employee's talent and knowledge and information about the Company's business strategies can and would constitute a valuable competitive advantage over the Company.

         (c) The Employee acknowledges that enforcement of the covenants set forth in this Paragraph 10 and in Paragraph 11 hereof will not prevent him from earning a living in the real estate industry.

         (d) The Employee acknowledges that he has carefully read and considered all of the terms of this Agreement, including particularly the terms of this Paragraph 10 and of Paragraph 11 hereof, that the Company has made a substantial investment in the Company's business and that the restrictions provided in this Paragraph 10 and the following Paragraph 11 hereof are reasonable and necessary for the Company's protection. The Employee further acknowledges that damages at law will not be a measurable or adequate remedy for breach of the covenants contained in this Paragraph 10 or in Paragraph 11 hereof and, accordingly the Employee consents to the entry by any court of competent jurisdiction of any order enjoining him from violating any such covenants. The parties hereto further agree that if, in any judicial proceeding, a court should refuse to enforce any covenants set forth in this Paragraph 10 or in Paragraph 11 hereof because of their term or geographical scope, then such





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covenants shall be deemed to be modified to permit their enforcement to the maximum extent permitted by law.

         11. Confidentiality. The Employee acknowledges and agrees that the Company competes in a highly competitive industry and in competitive markets and that as Chairman of the Corporation's Board of Directors, President and Chief Executive Officer, the Employee may have access to proprietary and confidential information and trade secrets of the Company and its affiliates and subsidiaries. The Employee agrees that he will not, without the written consent of the Company, disclose or permit anyone under his control to disclose to anyone not properly entitled to the information or use for his own benefit or the benefit of anyone else other than the Company or any affiliate or subsidiary of the Company, any such trade secrets or proprietary or confidential information relating to the Company and related entities.

         12.  Change in Control.

         (a) Defined. For purposes of this Agreement, a "Change in Control" shall mean any of the following:

                  (i) any "person" (as such term is used in Section 3(a)(9) of the Securities Exchange Act of 1934) (other than the Employee or any affiliate of the Employee) is or becomes the Beneficial Owner (as defined in the Articles of Incorporation of the Corporation), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the then outstanding securities of the Corporation; provided, however, a Change in Control shall not occur if such acquisition is approved by the Board of Directors of the Corporation; or

                 (ii) the election as directors constituting a majority of the Board of Directors of the Corporation of persons whose nomination for election as director was not recommended by the Board of Directors.

         (b) Termination of Employment After Change in Control. The Company will pay to the Employee severance benefits, which shall be paid in a lump sum without discount, in the amount of One Million Dollars ($1,000,000) in the event that at any time within the one (1) year period which shall commence upon a Change in Control the Employee's employment is terminated by the Company (other than a Termination for Cause) or the Employee terminates his employment (a "Change in Control Termination"). Such payment shall be made within thirty
(30) days of the effective date of such Change in Control Termination.

         (c) Interpretation. A Change in Control Termination shall supersede any other purported termination (other than a Termination for Cause).

         (d) Upon the termination of Employee's employment hereunder, at the sole option of the Company, Employee shall be deemed to have resigned from any office of the Company which he may





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then hold and shall promptly deliver to the Company (without retaining any copies thereof) all Company files and documents, forms, letterhead, business cards, computer disks and any other written, magnetic or printed materials relating to the business of the Company; provided, however, that Employee shall not be required to resign as a director of the Company.

         13. Waiver. A waiver by any party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such terms and conditions for the future, or of any subsequent breach thereof.

         14. Notices. Any and all notices required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when personally delivered or, if mailed, on the third business day after it is deposited in the United States mails, certified or registered mail, postage prepaid and addressed as follows:

        To the Employee:                           Jeffrey A. Kerr
                                                   5306 Lake Harbor Road
                                                   Muskegon, Michigan   49441

        To the Company:                            HGI Realty, Inc.
                                                   5000 Hakes Drive
                                                   Norton Shores, MI  49441
                                                   Attention:  Joseph Cattivera

         Any party may change by notice the address to which notices to it are to be addressed.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without regard to the principles of conflicts of laws thereof.

         16. Amendment and Restatement of Prior Employment Agreement. Effective as of the date hereof, this Agreement amends and restates in its entirety, and therefore completely supersedes, the Employment Agreement dated as of July 14, 1995, between the Corporation and the Employee.

         17. Amendments, Etc. The Agreement may not be varied, altered, modified, changed, or in any way amended except by an instrument in writing, executed by the parties hereto or their legal representatives.

         18. Headings and Captions. Headings and paragraph captions used in this Agreement are intended for convenience of reference only and shall not affect the interpretation of this Agreement.

         19. Execution in Counterparts. This Agreement may be executed in any number of counterparts, which taken together shall be deemed to constitute one original.





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         20.  Joint and Several Obligations.  The obligations of the Company and the Operating Partnership hereunder are joint and several, and the Employee may enforce such obligations against either without any requirement to make demand on the other.

         21.  Miscellaneous.

         (a) The Employee shall not have any right to commute, encumber or dispose of the right to receive payment hereunder or of the right to receive any of the benefits provided for hereunder.

         (b) In the event of the termination of the Employee's employment with the Company for any reason other than the Employee's death, the party terminating such employment shall give written notice to the other party within the time limitations above provided, and such notice shall state the date on which termination is to be effective, specify the provision of this Agreement under which notice is given, and, if such termination is claimed to be for disability or cause, the notice shall set forth the basis for such claim in reasonable detail.

         (c) The Company shall pay all reasonable expenses (including attorneys' fees) incurred by the Employee in enforcing any provisions of this Agreement or prosecuting a claim for breach thereof, provided, however, that Employee is the prevailing party. The Employee shall pay all reasonable expenses (including attorneys' fees) incurred by the Company in enforcing any provisions of this Agreement or prosecuting a claim for breach thereof, provided, however, that the Company is the prevailing party.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                             HGI REALTY, INC.


                                             By: /s/ Joseph Cattivera
                                                 -------------------------------
                                              Name: Joseph Cattivera
                                                    ----------------------------
                                              Title: Executive Vice President
                                                     ------------------------

                                             HORIZON/GLEN OUTLET CENTERS
                                             LIMITED PARTNERSHIP, By HGI
                                             REALTY, INC., its General Partner


                                             By: /s/ Joseph Cattivera
                                                 ----------------------------
                                              Name: Joseph Cattivera
                                                    -------------------------
                                              Title: Executive Vice President
                                                     ------------------------




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